TPG Reports First Quarter 2025 Financial Results Quarter Ended March 31, 2025

TPG | 2 San Francisco and Fort Worth, Texas – May 7, 2025 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited first quarter 2025 results. TPG issued a full detailed presentation of its first quarter ended March 31, 2025 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com. “TPG’s investment performance and financial results for the first quarter continued to demonstrate the strength and durability of our business. As we look ahead, our experience has been that periods of dislocation often create some of the most interesting investment opportunities, and with $57 billion of dry powder across the firm, we are in a strong position to take advantage of this environment,” said Jon Winkelried, Chief Executive Officer. “We also announced yesterday that TPG has agreed to acquire Peppertree Capital Management, a leading specialized digital infrastructure firm with a focus on wireless communications towers. The addition of Peppertree, which underscores our continued focus on strategic growth where we have a natural competitive advantage, will create differentiated investment opportunities for our clients and drive meaningful value for our shareholders.” Dividend TPG has declared a quarterly dividend of $0.41 per share of Class A common stock to holders of record at the close of business on May 19, 2025, payable on June 2, 2025. Conference Call TPG will host a conference call and live webcast at 11:00 am ET. It may be accessed by dialing (800) 245-3047 (US toll-free) or (203) 518-9765 (international), using the conference ID TPGQ125. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG's website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG's website. About TPG TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $251 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. Shareholders Media Gary Stein Luke Barrett 212-601-4750 415-743-1550 shareholders@tpg.com media@tpg.com TPG Reports First Quarter 2025 Results

TPG | 3 TPG Reports First Quarter 2025 Results Forward Looking Statements; No Offers; Non-GAAP Information This document may contain “forward-looking” statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits, or unexpected costs related to the integration, of acquired companies; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions and uncertainties, among various other risks discussed in the Company’s SEC filings. For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this document and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this document speaks only as of the date of this document. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this document, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the document. This document does not constitute an offer of any TPG fund. Throughout this document, all current period amounts are preliminary and unaudited; totals may not sum due to rounding. See the Reconciliations and Disclosures Section of this document for reconciliations of Non-GAAP to the most comparable GAAP measures.

First Quarter 2025 Results

TPG | 5 ▪ Net income of $88 million for 1Q’25 compared to 1Q’24 net loss of $9 million ▪ Net income attributable to TPG Inc. of $25 million for 1Q’25 compared to $16 million in 1Q’24 GAAP Statements of Operations (Unaudited) 1. Operating profit margin, defined as net income divided by total revenue, was (1.1%) for 1Q’24 and 8.5% for 1Q’25. ($ in thousands, except share and per share amounts) 1Q’24 1Q’25 Revenues Fees and other $ 512,295 $ 543,455 Capital allocation-based income 311,776 491,421 Total revenues 824,071 1,034,876 Expenses Compensation and benefits: Cash-based compensation and benefits 206,336 223,570 Equity-based compensation 227,908 205,832 Performance allocation compensation 196,434 298,705 Total compensation and benefits 630,678 728,107 General, administrative and other 151,632 164,311 Depreciation and amortization 32,965 31,382 Interest expense 21,122 24,060 Total expenses 836,397 947,860 Investment income (loss) Net gains (losses) from investment activities (5,198) (2,087) Interest, dividends and other 12,904 9,248 Total investment income (loss) 7,706 7,161 Income (loss) before income taxes (4,620) 94,177 Income tax expense 4,386 6,349 Net income (loss)(1) (9,006) 87,828 Net income (loss) attributable to non-controlling interests in TPG Operating Group (55,037) (12,099) Net income (loss) attributable to other non-controlling interests 30,512 74,534 Net income (loss) attributable to TPG Inc. $ 15,519 $ 25,393 Net income (loss) per share data: Net income (loss) available to Class A common stock per share Basic $ 0.09 $ 0.08 Diluted $ (0.11) $ 0.00 Weighted-average shares of Class A common stock outstanding Basic 89,113,782 117,408,263 Diluted 364,350,918 369,358,961

TPG | 6 Operating Metrics ($B) Non-GAAP Financial Measures ($M) First Quarter and Last Twelve Months Highlights 1Q’24 1Q’25 1Q’24 LTM 1Q’25 LTM Fee-Related Revenues (“FRR”) $451 $476 $1,523 $1,857 Fee-Related Earnings (“FRE”) 182 182 689 763 Realized Performance Allocations, Net 32 40 101 203 After-Tax Distributable Earnings (“After-tax DE”) 181 187 678 843 1Q’24 4Q’24 1Q’25 Assets Under Management (“AUM”) $223.6 $245.9 $250.6 Fee Earning Assets Under Management (“FAUM”) 137.0 141.3 142.8 Net Accrued Performance 0.9 1.0 1.0 Available Capital 51.2 57.6 57.0 1Q’24 1Q’25 1Q’24 LTM 1Q’25 LTM Capital Raised $4.7 $5.9 $18.4 $31.4 Capital Invested 6.5 7.3 26.4 33.8 Realizations 4.9 4.3 13.0 22.3 ▪ 1Q’25 FRR of $476 million increased 6% versus 1Q’24, with 1Q’25 FRE of $182 million and 1Q’25 After-tax DE of $187 million ▪ Total AUM of $251 billion, up 12% in the last twelve months; FAUM of $143 billion, up 4% over the same period Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

Non-GAAP Financial Measures

- 1Q'25 FRE remained largely flat compared to 1Q'24; FRE margin decreased from 40% in 1Q'24 to 38% in 1Q'25
- After-tax DE of $187 million in 1Q'25, an increase from $181 million in 1Q'24, primarily driven by realized performance allocations, net, partially offset by an increase in interest expense, net

($ in thousands)	1Q'24	1Q'25	1Q'24 LTM	1Q'25 LTM
Fee-Related Revenues				
Management fees	$ 402,684	$ 413,160	$ 1,333,407	$ 1,636,186
Fee-related performance revenues	3,875	6,201	5,517	35,358
Transaction, monitoring and other fees, net	34,155	53,973	137,196	167,462
Other income	10,494	2,930	46,889	17,507
Fee-Related Revenues	**451,208**	**476,264**	**1,523,010**	**1,856,512**
Fee-Related Expenses				
Cash-based compensation and benefits, net	181,683	193,549	533,798	700,867
Fee-related performance compensation	1,938	3,100	3,339	17,678
Operating expenses, net	85,216	98,053	296,454	374,549
Fee-Related Expenses	**268,837**	**294,702**	**833,591**	**1,093,094**
Fee-Related Earnings	**182,371**	**181,562**	**689,419**	**763,418**
Realized performance allocations, net	31,552	39,621	100,554	202,651
Realized investment income and other, net[(1)]	(9,315)	(3,962)	(51,381)	(2,350)
Depreciation expense	(5,615)	(4,950)	(11,073)	(19,722)
Interest expense, net	(9,987)	(14,492)	(7,553)	(40,614)
Distributable Earnings	**189,006**	**197,779**	**719,966**	**903,384**
Income taxes	(8,381)	(11,043)	(41,876)	(59,999)
After-Tax Distributable Earnings	**$ 180,625**	**$ 186,736**	**$ 678,091**	**$ 843,386**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.
See the Reconciliations and Disclosures Section of this presentation for a full reconciliation of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.
1. Realized investment income and other, net includes activity considered non-core to our Fee-Related Earnings operations, including 1Q'25 expenses of $10 million related to our unoccupied lease space and $9 million related to pre-signing diligence costs for our proposed acquisition of the Peppertree business.

TPG | 7

TPG | 8 $1,333 $1,636 $543 $491 $158 $172 $203 $214 $125 $319$86 $217 $143 $142 $76 $81 1Q’24 LTM 1Q’25 LTM $182 $182 1Q’24 1Q’25 $689 $763 1Q’24 LTM 1Q’25 LTM $403 $413 $135 $112 $40 $45 $48 $64 $75 $83 $52 $60 $34 $35$19 $16 1Q’24 1Q’25 ▪ 1Q’25 FRR increased 6% over 1Q’24 primarily driven by an increase in capital markets fees and management fees ▪ Fee-related expenses in 1Q’25 increased 10% over 1Q’24 ▪ FRE margin decreased from 40% in 1Q’24 to 38% in 1Q’25; 1Q’25 LTM FRE margin of 41% Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Catch-up management fees totaled $19 million and $16 million for 1Q’24 and 1Q’25, respectively. Fee-Related Earnings Management Fees by Platform(1) ($M) ($M) +3% Capital Growth Impact TPG AG Credit +23% TPG AG Real Estate Real Estate Market Solutions Fee-Related Earnings

TPG | 9 $181 $187 1Q’24 1Q’25 $678 $843 1Q’24 LTM 1Q’25 LTM Distributable Earnings ▪ After-tax DE increased from $181 million in 1Q’24 to $187 million for 1Q’25, primarily driven by an increase in realized performance allocations, net After-Tax DE ($M) Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. Distributable Earnings Mix FRE All Other Sources of Pre-tax DE 68% 32% 92% 8% 4Q’24 1Q’25

TPG | 10 Capital $73 Growth $32 Impact $11 TPG AG Credit $71 TPG AG Real Estate $5 Real Estate $7 Market Solutions $3 1Q’25 LTM Realized Performance Allocations, Net Capital $27 Impact $5 TPG AG Credit $6 Real Estate $2 ▪ Realized performance allocations, net were $40 million in 1Q’25, primarily driven by TPG VII and TPG VIII in the Capital platform, Rise Climate I in the Impact platform, and MMDL IV in TPG AG Credit ▪ Realized performance allocations, net for 1Q’25 LTM were $203 million, primarily driven by TPG VIII and TPG VII in the Capital platform, Growth IV in the Growth platform, MMDL IV and MVP Fund in TPG AG Credit, and Rise Climate I in the Impact platform Realized Performance Allocations, Net 1Q’25 Realized Performance Allocations, Net ($M) ($M) Total $203 Total $40 Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

TPG | 11 $489 $237 $115 $80 $61 $31 $7 Net Accrued Performance Net Accrued Performance by Fund Vintage ($M) 4Q’24 1Q’25 2019 & Prior $684 $682 2020 117 117 2021 78 80 2022 87 126 2023 5 9 2024 3 6 Total $974 $1,020 1Q’25 Net Accrued Performance Total $1.0B ($M) $974 +$86 ($40) $1,020 4Q’24 Value Creation & Other Realized Gains 1Q’25 1Q’25 Net Accrued Performance Walk ($M) Investment Appreciation / (Depreciation) Platform 1Q’25 1Q’25 LTM Capital 3.4% 10.9% Growth 2.1% 9.3% Impact 0.7% 8.5% TPG Angelo Gordon TPG AG Credit 2.5% 12.5% TPG AG Real Estate 0.6% 2.6% Real Estate 7.3% 12.5% Market Solutions(1) 3.0% 7.1% Loan Level Return CLOs 1Q’25 1Q’25 LTM U.S. CLOs 0.7% 6.6% European CLOs 0.7% 7.1% 1. Due to the nature of their strategy, Appreciation / (Depreciation) in the Market Solutions platform above includes information for certain funds as of December 31, 2024. Accordingly, those funds’ performance information does not reflect any fund activity for the quarter ended March 31, 2025 and therefore does not cover the same period presented for other funds. Any activity occurring during the quarter ended March 31, 2025 will be reflected in the performance information presented in future reporting. Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

TPG | 12 GAAP Balance Sheet (Unaudited) ▪ Cash and cash equivalents totaled $0.8 billion at the end of 1Q’25; borrowings of $180 million on the Senior Unsecured Revolving Credit Facility during 1Q’25 drove total debt obligations to $1.5 billion ▪ Investments increased $0.4 billion from $7.5 billion in 4Q’24 to $7.9 billion in 1Q’25 primarily resulting from appreciation of accrued performance allocations and investments in our funds 1. Includes TPG Inc. Class A and Class B common stock as well as additional paid-in-capital and retained earnings. ($ in thousands) 4Q’24 1Q’25 Assets Cash and cash equivalents $ 808,017 $ 821,971 Investments 7,503,281 7,906,088 Other assets 1,254,025 1,642,805 Intangible assets, net and goodwill 969,786 943,160 Total assets 10,535,109 11,314,024 Liabilities and equity Liabilities Debt obligations 1,281,984 1,483,287 Accrued performance allocation compensation 4,376,523 4,435,527 Other liabilities 1,284,613 1,896,495 Total liabilities 6,943,120 7,815,309 Equity TPG Inc.(1) 784,101 823,079 Non-controlling interests 2,807,888 2,675,636 Total equity 3,591,989 3,498,715 Total liabilities and equity $ 10,535,109 $ 11,314,024

TPG | 13 ▪ Cash and cash equivalents totaled $120 million at the end of 1Q’25 ▪ At the end of 1Q’25, our net debt(1) was $1.4 billion and our undrawn Senior Unsecured Revolving Credit Facility capacity was $1.0 billion ▪ Our borrowings primarily include Senior and Subordinated Notes with a principal amount of $1.0 billion and Secured Notes with a principal amount of $250 million (which are backed by $657 million in pledged assets as of 1Q’25) Senior Notes, Mar-2034 Subordinated Notes, Mar-2064 Secured Notes, Jun-2038(3) Senior Unsecured Revolving Credit Facility Non-GAAP Balance Sheet Highlights Note, figures above are as of March 31, 2025. In April 2025, we drew an additional $150 million on our revolver, and in May 2025 we increased our total capacity from $1.2 billion to $1.65 billion. See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions. 1. Net debt comprised of $1.5 billion in debt principal less $120 million of cash and cash equivalents. 2. Excludes certain short term lines of credit. 3. If the Secured Notes are not redeemed on or prior to June 20, 2028, we are required to pay additional interest equal to 4.0% per annum. ($ in thousands) 4Q’24 1Q’25 Cash and cash equivalents $ 147,056 $ 119,846 Net accrued performance 973,567 1,019,798 Investments in funds 1,189,868 1,262,736 Cash and investments, net 2,310,491 2,402,380 Debt obligations $ 1,281,984 $ 1,483,287 $600 $400 $250 $180 1Q’25 Long Term Debt Obligations(2) Total $1.4B ($M) Credit Ratings Moody’s A3 S&P BBB+ Fitch BBB+ Available Liquidity $1.1 billion Cash, cash equivalents, and available revolver

Operating Metrics

TPG | 15 $137 $143 $39 $36 $12 $13 $14 $19 $41 $44 $14 $15 $12 $12$6 $5 1Q’24 1Q’25 $224 $251 $71 $76 $27 $29 $19 $28 $61 $73 $19 $19 $18 $18 $8 $8 1Q’24 1Q’25 Assets Under Management and Fee Earning AUM ▪ 1Q’25 AUM rose 12% over 1Q’24 to $250.6 billion, primarily driven by capital raised of $31.4 billion, including $5.5 billion in Rise Climate II within the Impact platform and $2.6 billion in Credit Solutions III within AG Credit, partially offset by realizations of $22.3 billion ▪ 1Q’25 FAUM increased 4% over 1Q’24 to $142.8 billion, primarily driven by deployment of $14.3 billion, including $2.4 billion in Essential Housing III and $2.0 billion in MMDL V within AG Credit, and fee earning capital raised of $11.8 billion; realizations were $15.8 billion Assets Under Management Fee Earning AUM ($B) ($B) +12% +4% Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

TPG | 16 22% 48% 19% 3% 8% —% 19% 67% 6% 8% FAUM by Remaining Duration Assets Under Management and Fee Earning AUM Duration AUM by Duration at Inception For the grouping of years on duration, 0-4 Years represents a term equal to 4 years or less; 5-9 Years represents a term greater than 4 and less than or equal to 9; 10+ Years represents a term greater than 9. 1. Defined as the number of years between fund activation and contractual fund winddown, prior to any extensions, as of March 31, 2025. 2. Defined as the number of years between March 31, 2025 and contractual fund winddown, prior to any available extensions. ▪ At the end of 1Q’25, approximately 72% of our AUM and 71% of our FAUM were in perpetual or long-dated funds with a duration(1) of 10 or more years (prior to any available extensions) ▪ At the end of 1Q’25, approximately 69% of our FAUM had a remaining lifespan(2) of 5 or more years, with 22% in vehicles that have 10 or more years remaining (including those considered perpetual) Total $251B Total $143B FAUM by Duration at Inception Total $143B ~71% ~69%~72% 0-4 Years 5-9 Years 10+ Years Perpetual Capital Subject to Periodic Redemption <1 21% 68% 3% 8%

TPG | 17 Capital $0.7 TPG AG Credit $6.3 TPG AG Real Estate $2.3 Capital $3.0 Growth $2.5 Impact $1.7 TPG AG Credit $6.7 TPG AG Real Estate $0.9 Real Estate $2.6 Market Solutions $0.3 ▪ AUM Subject to Fee Earning Growth totaled $27.1 billion at the end of 1Q’25 and includes AUM Not Yet Earning Fees (capital commitments that generate new management fees once deployed) and FAUM Subject to Step-Up (capital commitments that generate a higher rate of management fees as deployed or over time) ▪ At the end of 1Q’25, our AUM Subject to Fee Earning Growth represents 19% of FAUM and the potential fee- related revenue opportunity associated with both AUM Not Yet Earning Fees and FAUM Subject to Step-Up is estimated at approximately $147 million annually(1) AUM Not Yet Earning Fees FAUM Subject to Step-Up ($B) ($B) Total $18 Total $9 AUM Subject to Fee Earning Growth 1. Represents the sum of the gross revenue opportunity for each fund with AUM Subject to Fee Earning Growth. For AUM Not Yet Earnings Fees, this is calculated as the incremental amount of uncalled capital that would be called to achieve an expected range of total deployment, factoring in leverage where applicable, multiplied by the fee rate that we anticipate would be earned on such capital. For FAUM Subject to Step Up, this is calculated as the increase to management fees from either (i) certain funds whose fee rates increase as capital is deployed or (ii) certain funds where fee rates increase for certain investors over the life of the fund. Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

TPG | 18 Capital $55.6 Growth $23.7Impact $16.3 TPG AG Credit $48.4 TPG AG Real Estate $7.9 Real Estate $4.0 Market Solutions $6.1 Capital $56.5 Growth $24.9 Impact $24.5 TPG AG Credit $63.0 TPG AG Real Estate $18.6 Real Estate $18.0 Market Solutions $6.4 ▪ Performance Eligible AUM refers to AUM that is currently producing, or may eventually produce, performance revenues, and totaled $212.0 billion, or 85% of total AUM, at the end of 1Q’25 ▪ Performance Generating AUM refers to AUM that is currently producing performance revenues, and totaled $162.1 billion, or 65% of total AUM, at the end of 1Q’25 Performance Eligible AUM Performance Generating AUM ($B) ($B) Total $212 Total $162 Performance Eligible and Generating AUM Capital Growth Impact TPG AG Credit TPG AG Real Estate Real Estate Market Solutions

AUM Rollforward

Three Months Ended March 31, 2025				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
AUM								
Balance as of Beginning of Period	$ 74,408	$ 28,062	$ 26,569	$ 72,359	$ 18,674	$ 17,622	$ 8,179	$ 245,873
Capital Raised	1,046	814	1,722	1,650	516	142	16	5,906
Realizations	(1,000)	(421)	(340)	(1,673)	(580)	(230)	(58)	(4,302)
Outflows[1]	—	—	—	(170)	—	—	(338)	(508)
Changes in Investment Value and Other[2]	1,562	336	79	1,264	25	517	(131)	3,652
AUM as of end of period	**$ 76,016**	**$ 28,791**	**$ 28,030**	**$ 73,430**	**$ 18,635**	**$ 18,051**	**$ 7,668**	**$ 250,621**

Twelve Months Ended March 31, 2025				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
AUM								
Balance as of Beginning of Period	$ 71,418	$ 27,316	$ 19,175	$ 61,316	$ 18,555	$ 17,567	$ 8,245	$ 223,593
Capital Raised	5,255	2,057	8,535	11,940	1,716	555	1,309	31,369
Realizations	(5,801)	(2,966)	(1,108)	(7,735)	(2,591)	(1,495)	(634)	(22,329)
Outflows[1]	—	—	—	(461)	—	—	(1,591)	(2,052)
Changes in Investment Value and Other[2]	5,144	2,384	1,428	8,369	955	1,424	337	20,041
AUM as of end of period	**$ 76,016**	**$ 28,791**	**$ 28,030**	**$ 73,430**	**$ 18,635**	**$ 18,051**	**$ 7,668**	**$ 250,621**

1. Outflows represent redemptions and withdrawals.
2. Changes in Investment Value and Other consists of changes in fair value, capital invested, available capital and net fund-level asset related leverage activity plus other investment activities.

TPG | 19

FAUM Rollforward

Three Months Ended March 31, 2025				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
FAUM								
Balance as of Beginning of Period	$ 37,075	$ 12,334	$ 17,357	$ 43,005	$ 14,379	$ 11,759	$ 5,377	$ 141,286
Fee Earning Capital Raised[1]	—	548	1,173	244	508	—	15	2,488
Deployment[2]	39	355	187	1,964	199	51	22	2,816
Realizations[3]	(149)	(117)	(142)	(1,828)	(265)	(83)	(31)	(2,614)
Reduction in Fee Base[4]	(940)	—	—	—	(271)	—	—	(1,211)
Outflows[5]	—	—	—	(169)	—	—	(336)	(505)
Market Activity and Other[6]	—	—	—	417	109	(7)	15	534
FAUM as of end of period	**$ 36,025**	**$ 13,120**	**$ 18,575**	**$ 43,633**	**$ 14,659**	**$ 11,720**	**$ 5,062**	**$ 142,794**

Twelve Months Ended March 31, 2025				TPG Angelo Gordon				
($ in millions)	Capital	Growth	Impact	Credit	Real Estate	Real Estate	Market Solutions	Total
FAUM								
Balance as of Beginning of Period	$ 38,877	$ 12,214	$ 13,648	$ 40,930	$ 14,017	$ 11,539	$ 5,734	$ 136,959
Fee Earning Capital Raised[1]	334	1,206	7,165	954	1,298	—	873	11,829
Deployment[2]	640	901	782	10,001	1,103	673	155	14,255
Realizations[3]	(2,832)	(1,201)	(303)	(9,074)	(1,428)	(688)	(242)	(15,767)
Reduction in Fee Base[4]	(970)	—	(2,717)	(96)	(349)	—	(194)	(4,326)
Outflows[5]	—	—	—	(446)	—	—	(1,545)	(1,991)
Market Activity and Other[6]	(24)	—	—	1,364	18	196	281	1,835
FAUM as of end of period	**$ 36,025**	**$ 13,120**	**$ 18,575**	**$ 43,633**	**$ 14,659**	**$ 11,720**	**$ 5,062**	**$ 142,794**

Note, in 1Q'25 we began reporting Fee-Earning Deployment and Realizations separately from Net Change in Investment Activity. We believe this additional disclosure is helpful to understand key drivers associated with our FAUM. Updating the presentation did not have any impact on total FAUM.

1. Fee Earning Capital Raised represents capital raised by our funds for which management fees calculated based on commitments or subscriptions were activated during the period.
2. Deployment represents increases in investment cost and CLO collateral assets, as well as capital called for investments.
3. Realizations represent decreases in investment cost and CLO collateral assets, as well as distributions of investment related proceeds.
4. Reduction in Fee Base represents decreases in the fee basis for funds where the investment or commitment fee period has expired, and the fee base has reduced from commitment base to actively invested capital. It also includes reductions for funds that are no longer fee paying.
5. Outflows represent redemptions and withdrawals.
6. Market Activity and Other represents income activity for our funds for which management fees are calculated based on invested net capital or net asset value, as well as foreign exchange fluctuations.

TPG | 20

Other Operating Metrics

- We have invested approximately $33.8 billion during the last twelve months with $57.0 billion of capital available for deployment at the end of 1Q'25

(All tables in $M)

Capital Raised	1Q'24	1Q'25	1Q'24 LTM	1Q'25 LTM
Capital	$ 1,303	$ 1,046	$ 9,327	$ 5,256
Growth	435	814	2,710	2,058
Impact	78	1,722	765	8,535
TPG Angelo Gordon				
TPG AG Credit	*2,134*	*1,650*	*2,828*	*11,940*
TPG AG Real Estate	*632*	*516*	*1,002*	*1,716*
Real Estate	—	142	941	555
Market Solutions	78	16	804	1,309
Total	**$ 4,660**	**$ 5,906**	**$ 18,377**	**$ 31,368**

Available Capital	1Q'24	1Q'25
Capital	$ 17,441	$ 13,455
Growth	4,981	5,220
Impact	4,710	11,154
TPG Angelo Gordon		
TPG AG Credit	*7,595*	*12,073*
TPG AG Real Estate	*7,617*	*6,889*
Real Estate	7,262	6,161
Market Solutions	1,641	2,047
Total	**$ 51,247**	**$ 56,999**

Capital Invested	1Q'24	1Q'25	1Q'24 LTM	1Q'25 LTM
Capital	$ 771	$ 1,478	$ 10,418	$ 6,642
Growth	493	690	2,448	2,014
Impact	396	272	3,145	2,047
TPG Angelo Gordon				
TPG AG Credit	*3,118*	*4,003*	*6,199*	*17,120*
TPG AG Real Estate	*518*	*460*	*840*	*2,996*
Real Estate	1,065	190	2,543	2,402
Market Solutions	108	253	843	602
Total	**$ 6,469**	**$ 7,346**	**$ 26,436**	**$ 33,822**

Realizations	1Q'24	1Q'25	1Q'24 LTM	1Q'25 LTM
Capital	$ 1,906	$ 1,000	$ 6,985	$ 5,801
Growth	240	421	757	2,966
Impact	639	340	883	1,108
TPG Angelo Gordon				
TPG AG Credit	*1,444*	*1,673*	*2,085*	*7,735*
TPG AG Real Estate	*503*	*580*	*796*	*2,590*
Real Estate	63	230	1,124	1,494
Market Solutions	90	58	355	635
Total	**$ 4,885**	**$ 4,302**	**$ 12,985**	**$ 22,328**

Includes activity from TPG AG starting November 1, 2023, the date of the Acquisition.

TPG | 21

Supplemental Details

GAAP and Non-GAAP Performance Allocations

($ in thousands)	Three Months Ended March 31, 2025 GAAP Total[(1)]	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[(2)]	Non-GAAP Realized
Capital	$ 243,889	$ 116,245	$ 127,644	$ 100,783	$ 26,861
Growth	74,196	51,091	23,105	23,105	—
Impact	15,568	(5,842)	21,410	16,891	4,519
TPG Angelo Gordon					
TPG AG Credit	*68,749*	*38,008*	*30,741*	*24,593*	*6,148*
TPG AG Real Estate	*(51,374)*	*(51,374)*	—	—	—
Real Estate	107,892	97,427	10,465	8,372	2,093
Market Solutions	(8,360)	(8,360)	—	—	—
Total	**$ 450,560**	**$ 237,195**	**$ 213,365**	**$ 173,744**	**$ 39,621**

($ in thousands)	Last Twelve Months Ended March 31, 2025 GAAP Total[(1)]	Less: GAAP Unrealized	GAAP Realized	Less: Non-GAAP Adjustments[(2)]	Non-GAAP Realized
Capital	$ 715,676	$ 369,373	$ 346,303	$ 273,412	$ 72,891
Growth	299,928	172,601	127,327	94,929	32,398
Impact	130,016	79,312	50,704	40,002	10,702
TPG Angelo Gordon					
TPG AG Credit	*373,558*	*13,694*	*359,864*	*288,416*	*71,448*
TPG AG Real Estate	*(134,456)*	*(162,409)*	*27,953*	*23,009*	*4,944*
Real Estate	101,055	59,422	41,633	34,594	7,039
Market Solutions	(23,094)	(39,240)	16,146	12,917	3,229
Total	**$ 1,462,683**	**$ 492,753**	**$ 969,930**	**$ 767,279**	**$ 202,651**

1. Includes certain TPG Operating Group Excluded entities whose performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 23

GAAP and Non-GAAP Net Accrued Performance

As of December 31, 2024 ($ in millions)	Capital	Growth	Impact	TPG Angelo Gordon Credit	TPG Angelo Gordon Real Estate	Real Estate	Market Solutions	Total
GAAP Total	$ 2,926	$ 1,589	$ 593	$ 364	$ 377	$ 64	$ 45	$ 5,958
Less: Excluded Assets[1]	45	230	—	—	—	8	—	283
Less: Non-GAAP Adjustments[2]	2,413	1,133	477	291	306	45	36	4,701
Non-GAAP Total	**$ 468**	**$ 226**	**$ 116**	**$ 73**	**$ 71**	**$ 11**	**$ 9**	**$ 974**

As of March 31, 2025 ($ in millions)	Capital	Growth	Impact	TPG Angelo Gordon Credit	TPG Angelo Gordon Real Estate	Real Estate	Market Solutions	Total
GAAP Total	$ 3,041	$ 1,641	$ 587	$ 402	$ 326	$ 162	$ 37	$ 6,196
Less: Excluded Assets[1]	48	233	—	—	—	9	—	290
Less: Non-GAAP Adjustments[2]	2,504	1,171	472	322	265	122	30	4,886
Non-GAAP Total	**$ 489**	**$ 237**	**$ 115**	**$ 80**	**$ 61**	**$ 31**	**$ 7**	**$ 1,020**

1. The TPG Operating Group Excluded entities' performance allocations are not a component of net income attributable to TPG following the Reorganization; however, the TPG general partner entities continue to be consolidated by us. We transferred the rights to the performance allocations the TPG Operating Group historically would have received to RemainCo on December 31, 2021. As such, net income available to controlling interest holders will be zero for each of the TPG Operating Group Excluded entities beginning January 1, 2022.
2. Non-GAAP adjustments represent the exclusion of performance allocations that are not attributable to the TPG Operating Group Common Unit holders.

TPG | 24

TPG | 25 Participating Shares Outstanding (shares) 12/31/2024 Net Change 3/31/2025 Net Change Estimated Record Date 5/19/2025(1) TPG Inc. Diluted Shares Outstanding Class A common stock outstanding 109,211,355 14,340,896 123,552,251 44,664 123,596,915 Common Units exchangeable into Class A common stock 255,756,502 (9,786,354) 245,970,148 — 245,970,148 Diluted Class A common stock outstanding 364,967,857 4,554,542 369,522,399 44,664 369,567,063 Restricted Stock Units Special Purpose Awards(2) 16,602,058 (4,378,638) 12,223,420 Ordinary Service Awards 8,773,845 907,862 9,681,707 Total participating shares outstanding(3) 390,343,760 1,083,766 391,427,526 1. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend. 2. Includes 583,821 Market Condition awards that have vested, but have not yet been settled. 3. Excludes unvested Market and Performance Condition awards, as these awards are not considered participating as they (i) do not participate in dividends or (ii) accrue dividends only to be paid upon vesting.

FRE, After-Tax DE, and Dividends Per Class A Common Stock

- FRE attributable to TPG Inc. of $0.49 per share for 1Q'25 and $2.08 per share for 1Q'25 LTM
- After-tax DE attributable to TPG Inc. of $0.48 per share for 1Q'25, and $2.04 per share for 1Q'25 LTM
- Declared dividend of $0.41 per share for 1Q'25 on May 7, 2025, with a record date of May 19, 2025 and payable date of June 2, 2025; dividends declared total $1.74 per share for 1Q'25 LTM

($ in thousands, except share and per share amounts)	4Q'24	1Q'25
Fee-Related Earnings attributable to TPG Inc. Class A common stockholders		
Total Fee-Related Earnings[1]	$ 189,825	$ 181,562
Percent to TPG Inc.	31%	33%
TPG Inc. Fee-Related Earnings	58,424	60,721
Estimated Class A common stock outstanding at Record Date[2]	113,714,161	123,596,915
TPG Inc. Fee-Related Earnings per Class A common stock	**$ 0.51**	**$ 0.49**

($ in thousands, except share and per share amounts)	4Q'24	1Q'25
After-tax Distributable Earnings attributable to TPG Inc. Class A common stockholders		
Pre-tax Distributable Earnings	$ 278,659	$ 197,779
Less: subsidiary-level income taxes[3]	(4,306)	(5,958)
Distributable Earnings before corporate income taxes	274,353	191,821
Percent to TPG Inc.	31%	33%
TPG Inc. Distributable Earnings before corporate income taxes	84,439	64,152
Less: corporate income taxes attributable to TPG Inc.[3]	(13,787)	(5,085)
TPG Inc. After-tax Distributable Earnings	70,652	59,067
Estimated Class A common stock outstanding at Record Date[2]	113,714,161	123,596,915
TPG Inc. After-tax Distributable Earnings per Class A common stock	**0.62**	**0.48**
Target dividend policy	85%	85%
Dividend per Class A common stock	**$ 0.53**	**$ 0.41**
Note: TPG Inc. effective DE corporate income tax rate	*16.3%*	*7.9%*

1. Fee-Related Earnings does not include income tax expense.
2. For the purposes of calculating our per share metrics, estimated record date share count as of our earnings announcement is used given our dividend is based on our After-tax DE and all holders of Class A common stock at record date will be entitled to our dividend.
3. Total income taxes consist of subsidiary-level income taxes at the TPG Operating Group level and corporate income taxes borne by TPG Inc.

($ in thousands)	4Q'24	1Q'25
Subsidiary-level income taxes	$ 4,306	$ 5,958
Corporate income taxes	13,787	5,085
Total income taxes	$ 18,093	$ 11,043

TPG | 26

Equity-Based Compensation Summary

- Equity-based compensation related to TPG Inc. Ordinary Service Awards totaled $43 million in 1Q'25; the total unrecognized compensation expense related to these Ordinary Service Awards amounted to $419 million at the end of 1Q'25, and is expected to be recognized over the next 3.1 years[(1)]

($ in millions, except for share and per share amounts, as of March 31, 2025)

Category	Units Outstanding	Compensation Expense QTD	Unrecognized Compensation Expense	Remaining Recognition Period[(1)]
Other Awards:				
Legacy Equity, IPO-Related and Acquisition Awards[(2)]	N/A	$ 121.4	$ 1,395.7	0.2 - 3.8 years
Restricted Stock Units:				
Special Purpose Awards	11,639,599	32.1	296.1	3.1 years
Ordinary Service Awards	9,681,707	42.8	419.4	3.1 years
Total	**21,321,306**	**196.3**	**2,111.2**	
Less: Non-employee portion of Awards[(3)]	(351,780)	(4.4)		
Add: Market / Performance Condition Awards[(4)(5)]	4,253,913	12.4		
Add: Other[(6)]	N/A	1.5		
Total Statement of Operations Equity-based compensation		**$ 205.8**		

1. Represents the weighted average remaining recognition period across outstanding Restricted Stock Unit grants and other awards.
2. Represents units granted in TPG Partner Holdings and RemainCo Partner Holdings, plus other awards granted in conjunction with the IPO. Also includes unvested common units in TPG Operating Group granted in conjunction with the Acquisition.
3. Considered a General, Administrative and Other expense for GAAP purposes.
4. Market and Performance Condition awards are not considered participating; these awards either (i) do not participate in dividends or (ii) accrue dividends only to be paid upon vesting.
5. Excludes 583,821 Market Condition awards that have vested, but have not yet been settled.
6. Represents units granted in TPG RE Finance Trust, Inc. and AG Mortgage Investment Trust, Inc.

TPG | 27

Fund Performance Metrics

($ in millions, as of 3/31/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Capital										
Capital Funds										
Air Partners	1993	$ 64	$ 64	$ 697	$ —	$ 697	81%	10.9x	73%	8.9x
TPG I	1994	721	696	3,095	—	3,095	47%	4.4x	36%	3.5x
TPG II	1997	2,500	2,554	5,010	—	5,010	13%	2.0x	10%	1.7x
TPG III	1999	4,497	3,718	12,360	—	12,360	34%	3.3x	26%	2.6x
TPG IV	2003	5,800	6,157	13,734	—	13,734	20%	2.2x	15%	1.9x
TPG V	2006	15,372	15,564	22,074	—	22,074	6%	1.4x	5%	1.4x
TPG VI	2008	18,873	19,220	33,360	169	33,529	14%	1.7x	10%	1.5x
TPG VII	2015	10,495	10,255	21,780	3,290	25,070	26%	2.4x	20%	2.0x
TPG VIII	2019	11,505	10,738	5,541	14,571	20,112	27%	1.8x	18%	1.5x
TPG IX	2022	12,014	8,203	12	10,795	10,807	41%	1.4x	23%	1.2x
Capital Funds		*81,841*	*77,169*	*117,663*	*28,825*	*146,488*	*23%*	*1.9x*	*15%*	*1.6x*
Asia Funds										
Asia I	1994	96	78	71	—	71	(3%)	0.9x	(10%)	0.7x
Asia II	1998	392	764	1,669	—	1,669	17%	2.2x	14%	1.9x
Asia III	2000	724	623	3,316	—	3,316	46%	5.3x	31%	3.8x
Asia IV	2005	1,561	1,603	4,089	—	4,089	23%	2.6x	17%	2.1x
Asia V	2007	3,841	3,257	5,439	117	5,556	10%	1.7x	6%	1.4x
Asia VI	2012	3,270	3,285	4,061	2,444	6,505	13%	2.0x	9%	1.6x
Asia VII	2017	4,630	4,583	3,565	4,650	8,215	18%	1.7x	11%	1.4x
Asia VIII	2022	5,259	2,694	—	3,602	3,602	37%	1.4x	15%	1.2x
Asia Funds		*19,773*	*16,887*	*22,210*	*10,813*	*33,023*	*20%*	*2.0x*	*14%*	*1.6x*
Healthcare Funds										
THP I	2019	2,704	2,430	889	3,119	4,008	22%	1.6x	13%	1.4x
THP II	2022	3,576	1,976	2	2,683	2,685	50%	1.5x	26%	1.2x
Healthcare Funds		*6,280*	*4,406*	*891*	*5,802*	*6,693*	*26%*	*1.6x*	*15%*	*1.3x*
Continuation Vehicles										
TPG AAF	2021	1,317	1,314	2,720	—	2,720	43%	2.1x	37%	1.9x
TPG AION	2021	207	207	—	149	149	(9%)	0.7x	(9%)	0.7x
Continuation Vehicles		*$ 1,524*	*$ 1,521*	*$ 2,720*	*$ 149*	*$ 2,869*	*35%*	*1.9x*	*29%*	*1.7x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 28

Fund Performance Metrics (Cont'd)

($ in millions, as of 3/31/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Growth										
Growth Funds										
STAR	2007	$ 1,264	$ 1,259	$ 1,895	$ —	$ 1,895	12%	1.5x	6%	1.3x
Growth II	2011	2,041	2,185	4,847	504	5,351	21%	2.6x	15%	2.0x
Growth III	2015	3,128	3,377	4,912	2,079	6,991	24%	2.0x	16%	1.6x
Growth IV	2017	3,739	3,624	3,194	4,606	7,800	21%	2.1x	15%	1.7x
Gator	2019	726	686	771	517	1,288	27%	1.9x	21%	1.6x
Growth V	2020	3,558	3,280	781	4,884	5,665	23%	1.7x	16%	1.4x
Growth VI	2023	2,337	994	2	1,289	1,291	156%	1.4x	64%	1.2x
Growth Funds		*16,793*	*15,405*	*16,402*	*13,879*	*30,281*	*20%*	*2.0x*	*14%*	*1.6x*
Tech Adjacencies Funds										
TTAD I	2018	1,574	1,497	1,179	1,497	2,676	20%	1.7x	15%	1.5x
TTAD II	2021	3,198	2,461	219	2,996	3,215	17%	1.3x	12%	1.2x
TTAD III		420	—	—	—	—	NM	NM	NM	NM
Tech Adjacencies Funds		*5,192*	*3,958*	*1,398*	*4,493*	*5,891*	*19%*	*1.5x*	*14%*	*1.4x*
TDM	2017	1,326	593	—	1,063	1,063	13%	1.8x	10%	1.5x
LSI	2023	410	180	—	183	183	(13%)	0.9x	(44%)	0.7x
TECA	2025	402	52	—	52	52	NM	NM	NM	NM
Platform: Impact										
The Rise Funds										
Rise I	2017	2,106	2,035	1,623	2,122	3,745	16%	1.8x	10%	1.5x
Rise II	2020	2,176	2,052	341	2,986	3,327	19%	1.6x	12%	1.4x
Rise III	2022	2,700	1,827	43	2,510	2,553	44%	1.5x	22%	1.2x
The Rise Funds		*6,982*	*5,914*	*2,007*	*7,618*	*9,625*	*19%*	*1.6x*	*11%*	*1.4x*
Rise Climate Funds										
Rise Climate I	2021	7,268	5,649	1,280	6,370	7,650	25%	1.4x	13%	1.2x
Rise Climate II[20]		5,484	—	—	—	—	NM	NM	NM	NM
Rise Climate Global South[20]		424	—	—	—	—	NM	NM	NM	NM
Rise Climate TI		1,308	—	—	—	—	NM	NM	NM	NM
Rise Climate Funds		*14,484*	*5,649*	*1,280*	*6,370*	*7,650*	*25%*	*1.4x*	*13%*	*1.2x*
TSI	2018	333	133	368	—	368	35%	2.8x	25%	2.1x
Evercare	2019	621	446	32	471	503	2%	1.1x	(2%)	0.9x
TPG NEXT[11]	2023	$ 565	$ 6	$ —	$ 6	$ 6	NM	NM	NM	NM

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 29

Fund Performance Metrics (Cont'd)

($ in millions, as of 3/31/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Platform: Real Estate										
TPG Real Estate Partners										
TREP II	2014	$ 2,065	$ 2,213	$ 3,555	$ 19	$ 3,574	28%	1.7x	18%	1.5x
TREP III	2018	3,722	4,275	3,292	2,615	5,907	15%	1.5x	10%	1.3x
TREP IV	2022	6,820	3,615	558	3,624	4,182	18%	1.2x	3%	1.0x
TPG Real Estate Partners		*12,607*	*10,103*	*7,405*	*6,258*	*13,663*	*21%*	*1.5x*	*13%*	*1.3x*
TAC+	2021	1,797	1,062	100	956	1,056	(1%)	1.0x	(2%)	0.9x
TRECO	2024	691	598	390	236	626	24%	1.1x	6%	1.0x
Platform: Market Solutions										
NewQuest Funds										
NewQuest I[11]	2011	390	291	767	—	767	48%	3.2x	37%	2.3x
NewQuest II[11]	2013	310	342	667	86	753	24%	2.3x	19%	1.8x
NewQuest III[11]	2016	541	543	535	324	859	11%	1.5x	7%	1.3x
NewQuest IV[11]	2020	1,000	958	146	1,186	1,332	13%	1.4x	8%	1.2x
NewQuest V[11]	2022	673	341	143	397	540	60%	1.9x	43%	1.6x
NewQuest Funds		*2,914*	*2,475*	*2,258*	*1,993*	*4,251*	*33%*	*1.8x*	*20%*	*1.5x*
TGS[11]	2022	1,864	516	1	711	712	224%	1.5x	135%	1.3x
Platform: TPG Angelo Gordon										
Credit Solutions										
Credit Solutions										
Credit Solutions I	2019	1,805	1,801	1,980	748	2,728	16%	1.6x	12%	1.4x
Credit Solutions I Dislocation A	2020	909	602	795	—	795	34%	1.3x	27%	1.3x
Credit Solutions I Dislocation B	2020	308	176	211	—	211	28%	1.2x	21%	1.2x
Credit Solutions II	2021	3,134	3,040	777	3,057	3,834	16%	1.3x	12%	1.2x
Credit Solutions II Dislocation A	2022	1,310	868	899	137	1,036	20%	1.2x	15%	1.2x
Credit Solutions III	2024	2,649	117	—	237	237	NM	NM	NM	NM
Credit Solutions		*10,115*	*6,604*	*4,662*	*4,179*	*8,841*	*18%*	*1.4x*	*13%*	*1.3x*
Essential Housing										
Essential Housing I	2020	642	456	571	6	577	15%	1.3x	12%	1.2x
Essential Housing II	2021	2,534	1,071	778	577	1,355	16%	1.3x	12%	1.2x
Essential Housing III	2024	1,619	509	—	522	522	NM	NM	NM	NM
Essential Housing		*4,795*	*2,036*	*1,349*	*1,105*	*2,454*	*16%*	*1.3x*	*12%*	*1.2x*
Hybrid Solutions		$ 155	$ —	$ —	$ —	$ —	NM	NM	NM	NM

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 30

Fund Performance Metrics (Cont'd)

($ in millions, as of 3/31/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Structured Credit & Specialty Finance										
ABC Fund I	2021	$ 1,005	$ 904	$ 111	$ 1,059	$ 1,170	18%	1.3x	14%	1.2x
ABC Fund II	2024	393	305	—	303	303	NM	NM	NM	NM
Structured Credit & Specialty Finance		*1,398*	*1,209*	*111*	*1,362*	*1,473*	*18%*	*1.3x*	*14%*	*1.2x*
Middle Market Direct Lending[12]										
MMDL I	2015	594	572	846	—	846	14%	1.6x	10%	1.4x
MMDL II	2016	1,580	1,563	1,896	440	2,336	14%	1.7x	10%	1.5x
MMDL III	2018	2,751	2,547	2,491	1,183	3,674	13%	1.6x	10%	1.4x
MMDL IV	2020	2,671	2,586	1,305	2,207	3,512	15%	1.5x	11%	1.4x
MMDL IV Annex	2021	797	767	310	658	968	15%	1.4x	11%	1.3x
MMDL V	2022	3,924	2,159	213	2,196	2,409	18%	1.2x	14%	1.1x
Middle Market Direct Lending		*12,317*	*10,194*	*7,061*	*6,684*	*13,745*	*14%*	*1.5x*	*10%*	*1.4x*
U.S. Real Estate										
Realty										
Realty I	1994	30	30	65	—	65	27%	2.2x	20%	1.9x
Realty II	1995	33	33	81	—	81	31%	2.4x	22%	2.2x
Realty III	1997	61	94	120	—	120	5%	1.3x	3%	1.3x
Realty IV	1999	255	332	492	—	492	11%	1.5x	8%	1.5x
Realty V	2001	333	344	582	—	582	32%	1.7x	26%	1.6x
Realty VI	2005	514	558	657	—	657	5%	1.2x	3%	1.1x
Realty VII	2007	1,257	1,675	2,543	1	2,544	17%	1.7x	12%	1.5x
Realty VIII	2011	1,265	2,136	2,774	152	2,926	15%	1.7x	11%	1.4x
Realty IX	2015	1,329	1,985	2,269	221	2,490	8%	1.4x	5%	1.2x
Realty Value X	2018	2,775	4,542	3,978	1,675	5,653	13%	1.4x	9%	1.2x
Realty Value XI	2022	2,589	2,133	818	1,538	2,356	11%	1.1x	1%	1.0x
Realty		*10,441*	*13,862*	*14,379*	*3,587*	*17,966*	*14%*	*1.4x*	*9%*	*1.3x*
Core Plus Realty										
Core Plus Realty I	2003	534	532	876	—	876	20%	1.6x	18%	1.5x
Core Plus Realty II	2006	794	1,112	1,456	—	1,456	11%	1.4x	8%	1.3x
Core Plus Realty III	2011	1,014	1,420	2,231	—	2,231	23%	1.8x	19%	1.6x
Core Plus Realty IV	2015	1,308	2,016	2,043	260	2,303	5%	1.2x	2%	1.1x
Core Plus Realty		*$ 3,650*	*$ 5,080*	*$ 6,606*	*$ 260*	*$ 6,866*	*15%*	*1.5x*	*11%*	*1.4x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts.
Past performance is not indicative of future results. See notes on the following pages.

TPG | 31

Fund Performance Metrics (Cont'd)

($ in millions, as of 3/31/25) Fund	Vintage Year[1]	Capital Committed[2]	Capital Invested[3]	Realized Value[4]	Unrealized Value[5]	Total Value[6]	Gross IRR[7]	Gross MoM[7]	Net IRR[8]	Net MoM[9]
Asia Real Estate										
Asia Realty										
Asia Realty I	2006	$ 526	$ 506	$ 645	$ —	$ 645	6%	1.3x	3%	1.2x
Asia Realty II	2010	616	602	1,071	—	1,071	24%	1.8x	16%	1.6x
Asia Realty III	2015	847	866	1,009	217	1,226	13%	1.5x	8%	1.3x
Asia Realty IV	2018	1,315	1,276	1,216	640	1,856	16%	1.5x	10%	1.3x
Asia Realty V	2022	2,007	847	51	963	1,014	28%	1.2x	9%	1.1x
Asia Realty		*5,311*	*4,097*	*3,992*	*1,820*	*5,812*	*13%*	*1.4x*	*9%*	*1.3x*
Japan Value										
Japan Value[13]	2023	417	204	—	225	225	NM	NM	NM	NM
Japan Value		*417*	*204*	*—*	*225*	*225*	*NM*	*NM*	*NM*	*NM*
Europe Real Estate										
Europe Realty I	2014	570	1,187	1,714	11	1,725	24%	2.0x	17%	1.7x
Europe Realty II	2017	843	1,753	1,710	601	2,311	9%	1.4x	6%	1.3x
Europe Realty III[14]	2019	1,515	2,098	780	1,451	2,231	11%	1.3x	7%	1.2x
Europe Realty IV[14]	2023	2,270	410	64	408	472	NM	NM	NM	NM
Europe Realty		*5,198*	*5,448*	*4,268*	*2,471*	*6,739*	*15%*	*1.5x*	*10%*	*1.4x*
Net Lease										
Net Lease Realty I	2006	159	209	457	—	457	18%	2.4x	14%	2.2x
Net Lease Realty II	2010	559	1,060	1,854	—	1,854	16%	2.4x	11%	2.0x
Net Lease Realty III	2013	1,026	2,407	2,568	879	3,447	12%	2.0x	8%	1.7x
Net Lease Realty IV	2019	997	1,931	1,356	866	2,222	9%	1.3x	6%	1.2x
Net Lease Realty V	2024	213	197	131	73	204	NM	NM	NM	NM
Net Lease		*$ 2,954*	*$ 5,804*	*$ 6,366*	*$ 1,818*	*$ 8,184*	*15%*	*1.9x*	*10%*	*1.6x*

These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm's CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 32

TPG | 33 Significant Perpetual Funds ($ in millions, as of 3/31/25) Vintage AUM Total Fund Year(1) Return(10) Platform: Market Solutions TPEP Long/Short(15) 2013 $ 1,150 140% TPEP Long Only(16) 2019 817 53% Platform: TPG Angelo Gordon Credit Solutions Corporate Credit Opportunities(17) 1988 323 10% Structured Credit & Specialty Finance MVP Fund(18) 2009 6,265 11% ABC Evergreen(18) 2024 1,312 NM Middle Market Direct Lending TCAP(19) 2022 3,508 10% MMDL Evergreen 2022 1,776 10% MMDL Offshore Evergreen 2024 862 NM Multi-Strategy Super Fund(18) 1993 $ 1,010 9% These fund performance metrics do not include co-investment vehicles, SMAs or certain other legacy or discontinued funds. Additionally, these fund performance metrics exclude the firm’s CLOs and real estate investment trusts. Past performance is not indicative of future results. See notes on the following pages.

TPG | 34 Fund Performance Metrics Notes “NM” signifies that the relevant data would not be meaningful. Performance metrics are generally deemed “NM” when, among other reasons, there has been limited time since initial investment. Performance metrics generally exclude amounts attributable to the fund’s general partner, its affiliated entities and “friends-of-the-firm” entities that generally pay no or reduced management fees and performance allocations. These metrics also represent an average of returns for all included investors and do not necessarily reflect the actual return of any particular investor. Amounts shown are in U.S. dollars. Unless otherwise noted, when an investment is made in another currency, (i) Capital Invested is calculated using the exchange rate at the time of the investment, (ii) Unrealized Value is calculated using the exchange rate at the period end and (iii) Realized Value reflects actual U.S. dollar proceeds to the fund. 1) Vintage Year represents the year in which the fund consummated its first investment (or, if earlier, received its first capital contributions from investors). For platforms other than TPG Angelo Gordon, for consistency with prior reporting, however, the Vintage Year classification of any fund that held its initial closing before 2018 represents the year of such fund’s initial closing. 2) Capital Committed represents the amount of inception to date commitments a particular fund has received. Certain of our newer vintage funds are actively fundraising and capital committed is subject to change. 3) Capital Invested represents cash outlays by the fund for its investments, whether funded through investor capital contributions or borrowing under the fund’s credit facility. For TPG AG Credit funds, Capital Invested represents inception-to-date investor contributed capital net of returned contributions, excluding borrowings under the fund’s credit facility. 4) Realized Value represents total cash received or earned by the fund in respect of such investment or investments through the period end, including all interest, dividends and other proceeds. For TPG AG Credit funds, Realized Value represents inception-to-date capital distributed by the fund, including any performance distributions net of recalled distributions, if any. 5) Unrealized Value, with respect to an investment in a publicly traded security, is based on the closing market price of the security as of the period end on the principal exchange on which the security trades, as adjusted by the general partner for any restrictions on disposition. Unrealized Value, with respect to an investment that is not a publicly traded security, represents the general partner’s estimate of the unrealized fair value of the fund’s investment. Unrealized Value, with respect to TPG AG Credit funds, represents the ending NAV for such fund, which is the period end ending capital balances of the investors and general partner. Valuations entail a degree of subjectivity, and therefore actual value may differ from such estimated value and these differences may be material and adverse. Except as otherwise noted, valuations are as of the period end. 6) Total Value is the sum of Realized Value and Unrealized Value of investments. 7) Gross IRR and Gross MoM represent investment level performance by the fund and incorporates the impact of fund level credit facilities, to the extent utilized by the fund. Gross IRR and Gross MoM are calculated by adjusting Net IRR and Net MoM to generally approximate investor performance metrics excluding management fees, fund expenses (other than interest expense and other fees arising from amounts borrowed under the fund’s credit facility to fund investments) and performance allocations. Gross IRR is the discount rate at which (i) the present value of all Capital Invested in an investment or investments is equal to (ii) the present value of all realized and unrealized returns from such investment or investments. Gross IRR and Gross MoM for TPG AG Credit funds are calculated at the fund level and do not consider the impact of credit facilities and exclude fund expenses. 8) Net IRR represents the compound annualized return rate (i.e., the implied discount rate) of a fund, which is calculated using investor cash flows in the fund, including cash received from capital called from investors, cash distributed to investors and the investors’ ending capital balances as of the period end. Net IRR is the discount rate at which (i) the present value of all capital contributed by investors to the fund (which excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital) is equal to (ii) the present value of all cash distributed to investors and the investors’ ending capital balances. 9) Net MoM represents the multiple-of-money on contributions to the fund by investors. Net MoM is calculated as the sum of cash distributed to investors and the investors’ ending capital balances as of the period end, divided by the amount of capital contributed to the fund by investors (which amount excludes, for the avoidance of doubt, any amounts borrowed by the fund in lieu of calling capital). 10) Total Return represents net performance data for investors (excluding certain classes/series with special fee arrangements), net of all expenses including actual quarterly management fees payable by the fund and the accrual of carried interest to the general partner. 11) Unless otherwise specified, the fund performance information presented above for certain funds is, due to the nature of their strategy, as of December 31, 2024. 12) Each Middle Market Direct Lending fund is comprised of four vehicles: onshore levered, onshore unlevered, offshore levered and offshore unlevered. Capital Committed, Capital Invested, Realized Value, Unrealized Value and Total Value for each fund are presented on a consolidated basis across the four vehicles. Performance metrics are presented only for the onshore levered vehicle of each fund. The Net IRRs and Net MoMs for TPG AG Middle Market Direct Lending funds on a consolidated basis were: (i) for the onshore unlevered vehicles, 7% and 1.3x, (ii) for the offshore levered vehicles, 9% and 1.3x and (iii) for the offshore unlevered vehicles, 7% and 1.2x.

TPG | 35 Fund Performance Metrics Notes (Cont’d) 13) Japanese-Yen denominated fund. Commitments, Capital Invested and Realized Value are calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. 14) Includes Euro denominated fund entity with Commitments, Capital Invested and Realized Value calculated using the exchange rate at the end of the quarter in which the relevant commitment was made or transaction occurred, as applicable. Performance metrics only reflects capital committed in U.S. dollars, which represents the majority of capital committed to each fund. Net IRR and Net MoM were: (i) for the euro-denominated vehicle of Europe Realty III, 5% and 1.2x and (ii) for the euro-denominated vehicle of Europe Realty IV, NM and NM. 15) These performance estimates represent the composite performance of TPG Public Equity Partners, LP and TPG Public Equity Partners Master Fund, L.P., adjusted as described below. The performance estimates are based on an investment in TPG Public Equity Partners, LP made on September 1, 2013, the date of TPEP’s inception, with the performance estimates for the period from January 1, 2016 to present being based on an investment in TPG Public Equity Partners Master Fund, L.P. made through TPG Public Equity Partners-A, L.P., the “onshore feeder.” As of March 31, 2025, TPEP Long/Short had estimated inception-to-date gross returns of 193% and net returns of 140%. Gross performance figures (i) are presented after any investment-related expenses, net interest, other expenses and the reinvestment of dividends; (ii) include any gains or losses from “new issue” securities; and (iii) are adjusted for illustration purposes to reflect the reduction of a hypothetical 1.5% annual management fee. 16) These performance estimates represent performance for TPEP Long Only and are based on an investment in TPEP Long Only made on May 1, 2019, the date of TPEP Long Only’s inception, through TPG Public Equity Partners Long Opportunities-A, L.P., the “onshore feeder.” As of March 31, 2025, TPEP Long Only had estimated inception-to-date gross returns of 53% and net returns of 53%. Gross performance figures are presented after any investment-related expenses, a 1% annual management fee, net interest, other expenses and the reinvestment of dividends, and include any gains or losses from “new issue” securities. 17) Total Return includes onshore investors participating directly through the master fund and investors through the offshore vehicle. Total Return for the offshore vehicle was 4%. 18) Total Returns for onshore funds only. Total Returns for the offshore vehicles were: (i) for the MVP Fund, 11%, (ii) for ABC Evergreen, NM and (iii) for the Super Fund, 8%. 19) TCAP launched on January 1, 2023. Total Return includes AGTB Private BDC, which commenced operations on May 10, 2022 and merged with TCAP on January 1, 2023. Total Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Inception-to-date figures for Class I, Class D, and Class S shares use the initial offering price per share as the beginning NAV. Total Return presented is for Class I and is prior to the impact of any potential upfront placement fees. An investment in TCAP is subject to a maximum upfront placement fee of 1.5% for Class D and 3.5% for Class S, which would reduce the amount of capital available for investment, if applicable. There are no upfront placement fees for Class I shares. Total Return has been annualized for periods less than or greater than one year. On July 28, 2023, TCAP completed its merger with AGTB where TCAP paid cash consideration for each share of common stock of AGTB. TCAP will continue as the surviving company. At the completion of the merger, AGTB’s final Net IRR was 6.1%. 20) The Rise Climate Global South Fund excludes a $500 million commitment ($305 million of which was closed as of March 31, 2025) from ALTÉRRA Transformation LP made to a separate vehicle for purposes of deploying catalytic capital in connection with investments located in the Global South made by the Rise Climate II Fund and the Rise Climate Global South Fund.

GAAP Statements of Operations Expanded (Unaudited)

($ in thousands)	1Q'24	2Q'24	3Q'24	4Q'24	1Q'25	1Q'25 LTM
Revenues						
Fees and other	$ 512,295	$ 522,800	$ 524,733	$ 527,248	$ 543,455	$ 2,118,236
Capital allocation-based income	311,776	221,394	330,670	549,166	491,421	1,592,651
Total revenues	**824,071**	**744,194**	**855,403**	**1,076,414**	**1,034,876**	**3,710,887**
Expenses						
Compensation and benefits:						
Cash-based compensation and benefits	206,336	191,486	205,641	231,865	223,570	852,562
Equity-based compensation	227,908	227,542	242,405	308,457	205,832	984,236
Performance allocation compensation	196,434	133,753	223,637	376,229	298,705	1,032,324
Total compensation and benefits	630,678	552,781	671,683	916,551	728,107	2,869,122
General, administrative and other	151,632	170,184	141,262	120,655	164,311	596,412
Depreciation and amortization	32,965	32,079	32,400	37,942	31,382	133,803
Interest expense	21,122	21,502	21,789	23,098	24,060	90,449
Total expenses	**836,397**	**776,546**	**867,134**	**1,098,246**	**947,860**	**3,689,786**
Investment income (loss)						
Net gains (losses) from investment activities	(5,198)	(16,652)	(8,483)	1,007	(2,087)	(26,215)
Interest, dividends and other	12,904	13,816	12,670	43,353	9,248	79,087
Total investment income (loss)	**7,706**	**(2,836)**	**4,187**	**44,360**	**7,161**	**52,872**
Income (loss) before income taxes	**(4,620)**	**(35,188)**	**(7,544)**	**22,528**	**94,177**	**73,973**
Income tax expense	4,386	22,390	13,881	11,434	6,349	54,054
Net income (loss)	**(9,006)**	**(57,578)**	**(21,425)**	**11,094**	**87,828**	**19,919**
Net income (loss) attributable to non-controlling interests in TPG Operating Group	(55,037)	(57,292)	(33,503)	(30,095)	(12,099)	(132,989)
Net income (loss) attributable to other non-controlling interests	30,512	13,691	3,117	28,209	74,534	119,551
Net income (loss) attributable to TPG Inc.	**$ 15,519**	**$ (13,977)**	**$ 8,961**	**$ 12,980**	**$ 25,393**	**$ 33,357**

TPG | 36

Non-GAAP Financial Measures Expanded

($ in thousands)	1Q'24	2Q'24	3Q'24	4Q'24	1Q'25	1Q'25 LTM
Fee-Related Revenues						
Management fees	$ 402,684	$ 413,275	$ 407,163	$ 402,588	$ 413,160	$ 1,636,186
Fee-related performance revenues	3,875	4,485	5,557	19,116	6,201	35,358
Transaction, monitoring and other fees, net	34,155	34,146	43,153	36,189	53,973	167,462
Other income	10,494	7,090	3,969	3,518	2,930	17,507
Fee-Related Revenues	**451,208**	**458,996**	**459,842**	**461,410**	**476,264**	**1,856,512**
Fee-Related Expenses						
Cash-based compensation and benefits, net	181,683	164,746	174,514	168,058	193,549	700,867
Fee-related performance compensation	1,938	2,242	2,778	9,558	3,100	17,678
Operating expenses, net	85,216	90,744	91,783	93,969	98,053	374,549
Fee-Related Expenses	**268,837**	**257,732**	**269,075**	**271,585**	**294,702**	**1,093,094**
Fee-Related Earnings	**182,371**	**201,264**	**190,767**	**189,825**	**181,562**	**763,418**
Realized performance allocations, net	31,552	25,979	32,112	104,939	39,621	202,651
Realized investment income and other, net	(9,315)	5,910	(2,529)	(1,769)	(3,962)	(2,350)
Depreciation expense	(5,615)	(4,722)	(5,045)	(5,005)	(4,950)	(19,722)
Interest expense, net	(9,987)	(7,672)	(9,118)	(9,332)	(14,492)	(40,614)
Distributable Earnings	**189,006**	**220,759**	**206,187**	**278,659**	**197,779**	**903,384**
Income taxes	(8,381)	(14,120)	(16,742)	(18,093)	(11,043)	(59,999)
After-Tax Distributable Earnings	**$ 180,625**	**$ 206,639**	**$ 189,445**	**$ 260,566**	**$ 186,736**	**$ 843,386**

See the Reconciliations and Disclosures Section of this presentation for reconciliations of Non-GAAP to the most comparable GAAP measures and adjustment descriptions.

TPG | 37

Reconciliations and Disclosures

GAAP to Non-GAAP Financial Measures Reconciliation

($ in thousands)	1Q'24	2Q'24	3Q'24	4Q'24	1Q'25	1Q'25 LTM
GAAP Revenue	$ **824,071**	$ **744,194**	$ **855,403**	$ **1,076,414**	$ **1,034,876**	$ **3,710,887**
Capital-allocation based income	(311,776)	(221,394)	(330,670)	(549,166)	(491,421)	(1,592,651)
Expense reimbursements	(45,667)	(50,227)	(62,652)	(58,503)	(59,409)	(230,791)
Investment income and other	(15,420)	(13,577)	(2,239)	(7,335)	(7,782)	(30,933)
Fee-Related Revenues	$ **451,208**	$ **458,996**	$ **459,842**	$ **461,410**	$ **476,264**	$ **1,856,512**
GAAP Expenses	$ **836,397**	$ **776,546**	$ **867,134**	$ **1,098,246**	$ **947,860**	$ **3,689,786**
Depreciation and amortization expense	(32,965)	(32,079)	(32,400)	(37,942)	(31,382)	(133,803)
Interest expense	(21,122)	(21,502)	(21,789)	(23,098)	(24,060)	(90,449)
Expense reimbursements	(45,667)	(50,227)	(62,652)	(58,503)	(59,409)	(230,791)
Performance allocation compensation	(196,434)	(133,753)	(223,637)	(376,229)	(298,705)	(1,032,324)
Equity-based compensation	(227,908)	(227,542)	(242,405)	(308,457)	(205,832)	(984,236)
Non-core expenses and other	(43,464)	(53,711)	(15,176)	(22,432)	(33,770)	(125,089)
Fee-Related Expenses	$ **268,837**	$ **257,732**	$ **269,075**	$ **271,585**	$ **294,702**	$ **1,093,094**

($ in thousands)	1Q'24	2Q'24	3Q'24	4Q'24	1Q'25	1Q'25 LTM
Net (loss) income	$ **(9,006)**	$ **(57,578)**	$ **(21,425)**	$ **11,094**	$ **87,828**	$ **19,919**
Net income attributable to other non-controlling interests	(30,512)	(13,691)	(3,117)	(28,209)	(74,534)	(119,551)
Amortization expense	23,998	24,004	24,003	25,580	23,737	97,324
Equity-based compensation	225,422	225,919	243,287	310,297	211,380	990,883
Unrealized performance allocations, net	(24,481)	(13,417)	(46,395)	4,358	(45,825)	(101,279)
Unrealized investment income	(20,227)	(5,344)	(11,525)	(40,186)	(17,668)	(74,723)
Income taxes	(4,178)	8,585	(2,863)	(6,932)	(4,652)	(5,862)
Non-recurring and other	19,609	38,161	7,480	(15,436)	6,470	36,675
After-tax Distributable Earnings	**180,625**	**206,639**	**189,445**	**260,566**	**186,736**	**843,386**
Income taxes	8,381	14,120	16,742	18,093	11,043	59,998
Distributable Earnings	**189,006**	**220,759**	**206,187**	**278,659**	**197,779**	**903,384**
Realized performance allocations, net	(31,552)	(25,979)	(32,112)	(104,939)	(39,621)	(202,651)
Realized investment income and other, net	9,315	(5,910)	2,529	1,769	3,962	2,350
Depreciation expense	5,615	4,722	5,045	5,005	4,950	19,722
Interest expense, net	9,987	7,672	9,118	9,332	14,492	40,614
Fee-Related Earnings	$ **182,371**	$ **201,264**	$ **190,767**	$ **189,825**	$ **181,562**	$ **763,418**

TPG | 39

TPG | 40 GAAP to Non-GAAP Balance Sheet Highlights Reconciliation ($ in thousands) 4Q’24 1Q’25 Cash and cash equivalents - GAAP $ 808,017 $ 821,971 Impact of other consolidated entities (660,961) (702,125) Cash and cash equivalents - Non-GAAP 147,056 119,846 GAAP Investments 7,503,281 7,906,088 Equity method and other investments (1,545,202) (1,710,215) Accrued performance allocation compensation (4,376,523) (4,435,527) Impact of other consolidated entities (607,989) (740,548) Net accrued performance 973,567 1,019,798 GAAP Investments 7,503,281 7,906,088 Accrued performance allocations (5,958,079) (6,195,873) Impact of other consolidated entities (355,334) (447,479) Investments in funds $ 1,189,868 $ 1,262,736

TPG | 41 Additional Information Dividend Policy Our current intention is to pay holders of our Class A common stock and nonvoting Class A common stock a quarterly dividend representing at least 85% of TPG Inc.’s share of distributable earnings attributable to the TPG Operating Group, subject to adjustment as determined by our board of directors and, until the Sunset, our Executive Committee to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and funds, to comply with applicable law, any of our debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments and clawback obligations. Although we expect to pay at least 85% of our DE as a dividend, the percentage of our DE paid out as a dividend could fall below that target minimum. All of the foregoing is subject to the further qualification that the declaration and payment of any dividends are at the sole discretion of our board of directors and, until the Sunset, our Executive Committee and the board of directors and Executive Committee may change our dividend policy at any time, including, without limitation, to reduce such dividends or even to eliminate such dividends entirely. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors and, until the Sunset, our Executive Committee after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. Certain of our existing credit facilities include, and any financing arrangement that we enter into in the future may include restrictive covenants that limit our ability to pay dividends. In addition, the TPG Operating Group is generally prohibited under Delaware law from making a distribution to a limited partner to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the TPG Operating Group (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the TPG Operating Group are generally subject to similar legal limitations on their ability to make distributions to the TPG Operating Group. Non-GAAP Financial Measures In this presentation, we disclose non-GAAP financial measures, including Distributable Earnings (“DE”), After-tax DE, Fee-Related Earnings (“FRE”), Fee-Related Earnings margin (“FRE Margin”), fee-related revenues (“FRR”), and fee-related expenses. These measures are not financial measures under GAAP and should not be considered as substitutes for net income, revenues or total expenses, and they may not be comparable to similarly titled measures reported by other companies. These measures should be considered in addition to GAAP measures. We use these measures to assess the core operating performance of our business, and further definitions can be found on the following pages.

TPG | 42 Definitions Acquisition refers to the Company’s acquisition of Angelo Gordon and certain of its affiliates (collectively, “Angelo Gordon” or “AG,” and after the Acquisition, “TPG Angelo Gordon” or “TPG AG”). After-tax Distributable Earnings (“After-tax DE”) is a non-GAAP performance measure of our distributable earnings after reflecting the impact of income taxes. We use it to assess how income tax expense affects amounts available to be distributed to our Class A common stockholders and Common Unit holders. After-tax DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include the items described in the definition of DE herein; however, unlike DE, it does reflect the impact of income taxes. Income taxes, for purposes of determining After-tax DE, represent the total U.S. GAAP income tax expense adjusted to include only the current tax expense (benefit) calculated on U.S. GAAP net income before income tax and includes the current payable under our Tax Receivable Agreement. Further, the current tax expense (benefit) utilized when determining After-tax DE reflects the benefit of deductions available to the Company on certain expense items that are excluded from the underlying calculation of DE, such as equity-based compensation charges. We believe that including the amount currently payable under the Tax Receivable Agreement and utilizing the current income tax expense (benefit), as described above, when determining After-tax DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders. Assets Under Management (“AUM”) represents the sum of: i) fair value of the investments and financial instruments held by our private equity, credit and real estate funds (including fund-level asset-related leverage), other than as described below, as well as related co-investment vehicles managed or advised by us, plus the capital that we are entitled to call from investors in those funds and vehicles, pursuant to the terms of their respective capital commitments, net of outstanding leverage associated with subscription-related credit facilities, and including capital commitments to funds that have yet to commence their investment periods; ii) the gross amount of assets (including leverage where applicable) for our real estate investment trusts and BDCs; iii) the net asset value of certain of our hedge funds; and iv) the aggregate par amount of collateral assets, including principal cash, for our collateralized loan obligation vehicles. Our definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds that we manage, or calculated pursuant to any regulatory definitions. AUM Not Yet Earning Fees represents the amount of capital commitments to TPG’s funds and co-investment vehicles that has not yet been invested or considered active, and as this capital is invested or activated, the fee-paying portion will be included in FAUM. AUM Subject to Fee Earning Growth represents capital commitments that when deployed have the ability to grow our fees through earning new management fees (AUM Not Yet Earning Fees) or when management fees can be charged at a higher rate as capital is invested or for certain funds as management fee rates increase during the life of a fund (FAUM Subject to Step- Up). Available capital is the aggregate amount of unfunded capital commitments and recallable distributions that partners have committed to our funds and co-investment vehicles to fund future investments. Available capital is reduced for investments completed using fund-level subscription-related credit facilities. We believe this measure is useful to investors as it provides additional insight into the amount of capital that is available to our investment funds and co-investment vehicles to make future investments. Capital invested is the aggregate amount of capital invested during a given period by our investment funds, co-investment vehicles and CLOs, as well as increases in gross assets of certain perpetual funds. It excludes certain hedge fund activity, but includes investments made using investment financing arrangements like credit facilities, as applicable. We believe this measure is useful to investors as it measures capital deployment across the firm. Capital raised is the aggregate amount of subscriptions and capital raised by our investment funds and co-investment vehicles during a given period, as well as the senior and subordinated notes issued through our CLOs and equity raised through our perpetual vehicles. We believe this measure is useful to investors as it measures access to capital across TPG and our ability to grow our management fee base. Catch-up fees, also known as out of period management fees, represent fees paid in any given period that are related to a prior period, usually due to a new limited partner coming into a fund in a subsequent close.

TPG | 43 Definitions (Cont’d) Distributable Earnings (“DE”) is used to assess performance and amounts potentially available for distributions to partners. DE is derived from and reconciled to, but not equivalent to, its most directly comparable U.S. GAAP measure of net income. DE differs from U.S. GAAP net income computed in accordance with U.S. GAAP in that it does not include (i) unrealized performance allocations and related compensation expense, (ii) unrealized investment income, (iii) equity-based compensation expense, (iv) amortization, (v) net income (loss) attributable to non-controlling interests in consolidated entities, or (vi) certain other items, such as contingent reserves. Excluded Assets refers to the assets and economic entitlements transferred to RemainCo listed in Schedule A to the master contribution agreement entered into in connection with the Reorganization (as defined herein), which primarily include (i) minority interests in certain sponsors unaffiliated with TPG, (ii) the right to certain performance allocations in TPG funds, (iii) certain co-invest interests and (iv) cash. FAUM Subject to Step-Up represents capital raised within certain funds where the management fee rate increases once capital is invested or as a fund reaches a certain point in its life where the fee rate for certain investors increases. FAUM Subject to Step-Up is included within FAUM. Fee-Related Earnings (“FRE”) is a supplemental performance measure and is used to evaluate our business and make resource deployment and other operational decisions. FRE differs from net income computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of DE and also adjusts to exclude (i) realized performance allocations and related compensation expense, (ii) realized investment income from investments and financial instruments, (iii) net interest (interest expense less interest income), (iv) depreciation, and (v) certain non-core income and expenses. We use FRE to measure the ability of our business to cover compensation and operating expenses from fee revenues other than capital allocation- based income. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Fee-Related Earnings margin (“FRE margin”) is defined as Fee-Related Earnings divided by fee-related revenues. Fee-related expenses is a component of FRE. Fee-related expenses differs from expenses computed in accordance with U.S. GAAP in that it is net of certain reimbursement arrangements and does not include performance allocation compensation. Fee-related expenses is used in management’s review of the business. Fee-related revenues (“FRR”) is a component of FRE. Fee-related revenues is comprised of (i) management fees, (ii) fee-related performance revenues, (iii) transaction, monitoring and other fees, net, and (iv) other income. Fee-related performance revenues refers to incentive fees from perpetual capital vehicles that are: (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Fee-related revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes certain reimbursement expense arrangements. Fee earning AUM (“FAUM”) represents only the AUM from which we are entitled to receive management fees. FAUM is the sum of all the individual fee bases that are used to calculate our management fees and differs from AUM in the following respects: (i) assets and commitments from which we are not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which we are entitled to receive only performance allocations or are otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in our credit and real estate funds, have different methodologies for calculating management fees that are not based on the fair value of the respective funds’ underlying investments. We believe this measure is useful to investors as it provides additional insight into the capital base upon which we earn management fees. Our definition of FAUM is not based on any definition of AUM or FAUM that is set forth in the agreements governing the investment funds and products that we manage. Investment Appreciation / (Depreciation) represents fund appreciation for our private equity and real estate funds and gross returns for our credit funds. IPO refers to our initial public offering of Class A common stock of TPG Inc. that was completed on January 18, 2022. Loan Level Return, with respect to our CLOs, represents gross returns which are presented on a total return basis for invested assets held, excluding any financing costs or operating fees incurred and using a time-weighted return methodology. Returns over multiple periods are calculated by geometrically linking each period’s return over time. Net accrued performance represents both unrealized and undistributed performance allocations and fee-related performance revenues resulting from our general partner interests in investment funds that we manage. We believe this measure is useful to investors as it provides additional insight into the accrued performance to which the TPG Operating Group Common Unit holders are expected to receive. Non-GAAP Financial Measures represent financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. We use these measures to assess the core operating performance of our business.

TPG | 44 Definitions (Cont’d) Operating profit margin is defined as U.S. GAAP net income divided by U.S. GAAP total revenue. Performance Eligible AUM refers to the AUM that is currently, or may eventually, produce performance allocations or fee-related performance revenues. All funds for which we are entitled to receive a performance allocation, incentive fee or fee-related performance revenue are included in Performance Eligible AUM. Performance Generating AUM refers to the AUM of funds we manage that are currently above their respective hurdle rate or preferred return, and profit of such funds are being allocated to, or earned by, us in accordance with the applicable limited partnership agreements or other governing agreements. Realizations represent proceeds from the disposition of investments and current income, and in the case of credit funds, distributions sourced from realization proceeds. RemainCo refers to, collectively, Tarrant Remain Co I, L.P., a Delaware limited partnership, Tarrant Remain Co II, L.P., a Delaware limited partnership, and Tarrant Remain Co III, L.P., a Delaware limited partnership, which owns the Excluded Assets, and Tarrant Remain Co GP, LLC, a Delaware limited liability company serving as their general partner. Reorganization refers to the corporate reorganization, which included a corporate conversion of TPG Partners, LLC to a Delaware corporation named TPG Inc., in conjunction with the IPO. Unless the context suggests otherwise, references in this report to “TPG”, “the Company”, “we”, “us” and “our” refer (i) prior to the completion of the Reorganization and IPO to TPG Group Holdings SBS, L.P. and its consolidated subsidiaries and (ii) from and after the completion of the Reorganization and IPO to TPG Inc. and its consolidated subsidiaries. Total participating shares outstanding refers to the sum of (i) shares (Class A voting, Class A non-voting and TPG Operating Group Common Units) and (ii) share-based payment awards with non-forfeitable rights to dividends that benefit from the distribution of profits from TPG Operating Group at the end of any given period. This does not include shares or restricted stock units (i) whose dividends accrue to be paid on vesting or (ii) which do not participate in dividends. TPG Operating Group refers (i) for periods prior to giving effect to the Reorganization, to the TPG Operating Group partnerships and their respective consolidated subsidiaries; (ii) for periods beginning after giving effect to the Reorganization through November 1, 2023, (A) to the TPG Operating Group partnerships and their respective consolidated subsidiaries and (B) not to RemainCo and (iii) for periods after November 1, 2023, to TPG Operating Group II, L.P., a Delaware limited partnership, and its respective consolidated subsidiaries, including TPG Operating Group I, L.P. and TPG Operating Group III, L.P.